                                                                      EXHIBIT 99


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                      ON THE FINANCIAL STATEMENT SCHEDULES





To the Board of Directors and Shareholders of SIFCO Industries, Inc.:

           We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements included in SIFCO Industries, Inc. and Subsidiaries' annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated October 27, 2000. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the index of financial statement schedules is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                                    ARTHUR ANDERSEN LLP


Cleveland, Ohio,
October 27, 2000.


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                                                                     SCHEDULE II



                             SIFCO INDUSTRIES, INC.
                                AND SUBSIDIARIES
                        ALLOWANCE FOR DOUBTFUL ACCOUNTS
              FOR THE YEARS ENDED SEPTEMBER 30 2000, 1999 AND 1998
                             (Amounts in thousands)

                                                   2000        1999        1998
                                                   ----        ----        ----
Balance beginning of period                        $ 722       $ 774       $829

Additions - charged to costs and expenses            220          84         83

Deductions - accounts
  determined to be uncollectible                    (140)       (169)      (152)

Recoveries of fully reserved accounts                 23          94          8

Exchange rate changes and other                      (60)        (61)         6
                                                   -----       -----       ----

Balance end of period                              $ 765       $ 722       $774
                                                   =====       =====       ====